Exhibit 10.4

Donald P. Johns

Steward Capital Holdings, LP

3900 S. Overland Avenue

Springfield, MO 65807

Dear Donny:

Pursuant to the terms of that certain Loan and Security Agreement (the “Agreement”), dated as of March 9, 2018, by and between Full Spectrum Inc. (now known as Ondas Networks Inc.), a Delaware corporation, and each of its domestic subsidiaries signatory thereto (collectively, the “Company”), and Steward Capital Holdings, LP, a Delaware limited partnership, and its successors and assigns (together with its successors and assigns, “Steward”), the Company hereby requests:

(1) Steward’s extension and amendment of the Maturity Date, as defined in Section 1.1 of the Agreement, to read in its entirety “means September 9, 2020”;

(2) Steward’s waiver of the payment requirement under Section 2.3 of the Agreement, in connection with the currently proposed public offering by Ondas Holdings Inc. (the “Parent”) as described in the Parent’s Registration Statement on Form S-1 (333-230855); and

(3) Steward’s waiver of the restriction on prepayment of Indebtedness under Section 7.4 of the Agreement.

In connection with the aforesaid waivers, extension and amendment, the Company agrees to pay to Steward, upon the earlier of (a) the completion of the public offering as set forth in Section 2.3 of the Agreement and (b) ten (10) days following the Company’s receipt of Steward’s written demand therefor, a fee equal to three percent (3%) of the current outstanding principal balance of the Loan (as defined in the Agreement).

The Company acknowledges and agrees that the aforesaid waivers, extension and amendment shall not operate or be construed as a waiver of any other right or remedy reserved to Steward, or an amendment to any other provision, under the Agreement, whether of a similar or different character, and whether occurring before or after such waivers and amendment.

Please acknowledge your receipt of this request and your consent to the aforesaid waivers, extension and amendment by executing this letter and returning a .pdf to my attention at eric.brock@ondas.com, with the original sent by regular mail to the address shown below. If you have any questions, please contact me at (617) 359-6400.

Sincerely,

ONDAS NETWORKS INC.

/s/ Eric Brock

Eric Brock

Chief Executive Officer

Ondas Holdings

165 Gibraltar Court ■ Sunnyvale, CA 94089

+1-888-350-9994 ■ www.ondas.com

The undersigned hereby consents to the aforesaid waivers, extension and amendment.

STEWARD CAPITAL HOLDINGS, LP

By:	/s/ Donald P. Johns	Date: June 18, 2019
Donald P. Johns, VP/CFO

Ondas Holdings

165 Gibraltar Court ■ Sunnyvale, CA 94089

+1-888-350-9994 ■ www.ondas.com